Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (hereinafter  called the “Amendment Agreement”) is made and entered into on this 26th day of September 2017

BY AND BETWEEN

(1)

GENER8 MARITIME SUBSIDIARY INC (formerly Navig8 Crude Tankers Inc), a corporation organized and existing under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or its nominees (the “BUYER”); and

(2)

HHIC-PHIL INC, a corporation organized and existing under the laws of the Republic of the Philippines, having its principal office at Green Beach 1, Redondo Peninsula, Sitio Agusuhin, Brgy. Cawag, Subic, Zambales, the Philippines (the “BUILDER”)

(The BUYER and the BUILDER are referred to in this Amendment Agreement as “the Parties” and each a “Party”.)

WHEREAS

A.

The BUYER and the BUILDER entered into a shipbuilding contract dated 25 March 2014 for the construction and delivery of one (1) 300,000 dwt class crude oil carrier having the BUILDER’s Hull No. NTP0138 (the “Vessel”) (such shipbuilding contract as has been, and may be, amended and supplemented from time to time being referred to in this Amendment Agreement as the “Shipbuilding Contract”);

B.	The BUYER and the BUILDER have agreed to amend the Shipbuilding Contract on the terms set out in this Amendment Agreement,

NOW, THEREFORE, for mutual consideration which is hereby acknowledged and recognized by the Parties, the Parties agree as follows:

1.	DELIVERY OF THE VESSEL
1.1

Subject to paragraph 1.2 below, it is hereby agreed that the BUILDER will tender the Vessel for delivery to the BUYER; and the BUYER will accept delivery of the Vessel, on 9 October 2017. This agreement relates to the timing of actual delivery of the Vessel to the BUYER and does not amend the contractual Delivery Date.

1.2

If and to the extent that there are any outstanding items or non-conformities in the Vessel at the time of actual delivery of the Vessel to the BUYER, the Parties’ rights and obligations in relation thereto shall be governed by the Outstanding Works Agreement concluded by the Parties of even date herewith.

1.3	Save to the extent waived by the BUYER in writing, the agreement recorded in paragraphs 1.1 and 1.2 above is subject to the following conditions:
(a)	the physical condition of the Vessel not deteriorating in any material respect between the date of this Amendment Agreement and actual delivery of the Vessel;
(b)	the BUILDER using reasonable commercial efforts to complete outstanding items or non-conformities in the Vessel prior to actual delivery of the Vessel, prioritising any Class or safety items; and
(c)	the BUILDER complying with the procedural requirements for delivery set out in Article VII of the Shipbuilding Contract.
2.	CONTRACT PRICE
2.1	The existing text of Article II of the Shipbuilding Contract is hereby deemed deleted and superseded by the following text:

“The contract price of the VESSEL delivered and accepted by to the BUYER at the SHIPYARD shall be United States Dollars Eighty Two Million Five Hundred Thousand (US$ 82,500,000.00) (hereinafter called the “CONTRACT PRICE”) which shall be paid plus any increases or less any decreases due to adjustment or modification, if any, as set forth in this CONTRACT. The above CONTRACT PRICE shall include payment for services in the inspection, test, survey and classification of the VESSEL which will be rendered by the CLASSIFICATION SOCIETY and shall not include the cost of the BUYER’S supplies as stipulated in Article XII.

The CONTRACT PRICE also includes all costs and expenses for supplying all necessary drawings as stipulated in the SPECIFICATIONS except those to be furnished by the BUYER for the VESSEL in accordance with the SPECIFICATIONS.

(End of Article)”

2.2

The amendment to the Contract Price provided for in paragraph 2.1 above shall be effected by way of an adjustment to the Fifth Instalment (being the instalment payable on delivery of the Vessel) and the existing text of Article X.2 (e) of the Shipbuilding Contract shall accordingly be deemed deleted and superseded by the following text:

“U.S. Dollars Thirty Four Million Three Hundred and Nineteen Thousand Seven Hundred and Fifty Only (US$ 34,319,750.00) plus or minus any increase or decrease due to modifications and/or adjustment, if any, arising prior to delivery, of the VESSEL of the CONTRACT PRICE under Articles III and V of this CONTRACT shall be paid to the BUILDER concurrently with the delivery of the VESSEL. (The date stipulated for payment of each of the four instalments mentioned above is hereinafter in this Article and in Article XI referred to as the “DUE DATE” of that instalment)”.

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2.3

It is further agreed that the contractual Delivery Date remains 31 December 2016 and that, accordingly, both the Contract Price and the Fifth Instalment (in each case as amended above) shall, in the event of delivery of the Vessel in accordance with this Amendment Agreement, be subject to an agreed reduction in the sum of U.S.  Dollars Five Million Four Hundred Thousand Only (US$ 5,400,000.00) by way of liquidated damages on account of delay in delivery of the Vessel pursuant to Article III.1(c) of the Shipbuilding Contract.

3.	EFFECTIVENESS
3.1	Subject to paragraph 1 above, this Amendment Agreement shall become effective upon execution of this Amendment Agreement by authorized representatives of the Parties.
4.	CONFIDENTIALITY
4.1

The Parties agree to keep the terms and conditions of this Amendment Agreement confidential and to refrain from disclosing it and/or any of its terms and conditions to any third party without first obtaining the prior written consent of the other party except insofar as:

(a)	such disclosure is necessary for the purposes of implementing and enforcing the terms of this Amendment Agreement;
(b)	such disclosure is to the Parties’ affiliates, professional advisors, auditors, insurers, or to potential assignees of this Amendment Agreement; or
(c)	such disclosure is required by law, Court Order or by the rules of any relevant regulatory authority.
5.	MISCELLANEOUS
5.1

This Amendment Agreement shall constitute an integral part of the Shipbuilding Contract.  In case there is then any discrepancy or inconsistency between the terms of this Amendment Agreement and the terms of the Shipbuilding Contract, the terms of this Amendment Agreement shall prevail.

5.2	Unless expressly amended by this Amendment Agreement, all other terms and conditions of the Shipbuilding Contract shall remain unchanged.
5.3

Each Party acknowledges that in entering into this Amendment Agreement it has not relied on any oral or written representation, warranty or other assurance and waives all rights and remedies which might otherwise be available to it in respect of such matters. However, nothing in this Amendment Agreement will limit or exclude any liability of a Party for fraud.

5.4

The provisions of Article XIV (Successors and Assigns) and Article XX (Notice) of the Shipbuilding Contract shall apply to this Amendment Agreement as if the same were repeated herein with logical amendments.

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6.	LAW AND JURISIHCTION
6.1

This Amendment Agreement, all non-contractual obligations arising out of or in connection with it, and claims concerning its validity and termination, shall be governed and construed in accordance with English law.

6.2

In the event of any dispute or claim arising out of, or relating to, or in connection with this Amendment Agreement, the same shall be referred to arbitration in London in accordance with the provisions of Article XIII (Arbitration)  of the Shipbuilding Contract as if the same were repeated herein with logical amendments.

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IN WITNESS WHEREOF, both parties have caused this Amendment Agreement to be duly signed as a deed and irrevocably delivered on the day and year first above written.

Signed for and on behalf of
GENER8 MARITIME SUBSIDIARY INC

By:	/s/ Dean Scaglione
Name:	Dean Scaglione
Title:	Treasurer

In the presence of:
Signature:	/s/ Milton H. Gonzales
Name:	Milton H. Gonzales

Address:	Gener8 Maritime, 299 Park Ave., 2nd Floor, New York, NY 10171

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Signed for and on behalf of

HHIC-PHIL INC

By:	/s/ Y. H. Jo
Name:	Y. H. Jo
Title:	Attorney-in-Fact

In the presence of:
Signature:	/s/ H. S. Park
Name:	H. S. Park

Address:	Green Beach 1, Redondo Peninsula, Sitio Agusuhin, Brgy. Cawag, Subic, Zambales, the Philippines

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